UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 15, 2012

(Date of Report - Date of Earliest Event Reported)

First Cash Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-19133 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

690 East Lamar Blvd., Suite 400, Arlington, Texas 76011

(Address of principal executive offices, including zip code)

(817) 460-3947

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On June 15, 2012, certain affiliates of First Cash Financial Services, Inc. (hereafter the “Company”), Mister Money Investments, Inc., L&W Properties, LLC, Mister Money - - RM, Inc., Mister Money - - KY, Inc., LWC, LLC and MMRD, LLC  (hereafter “Sellers”), entered into a membership interest, stock and asset purchase agreement (the “Agreement”) pursuant to which the Company acquired from Sellers certain  membership interests, stock and assets of Sellers, which own and operate a chain of 24 pawn stores located in the states of Colorado, Kentucky, Wyoming and Nebraska.  The closing of the transactions contemplated by the Agreement occurred simultaneously with the signing on June 15, 2012. The purchase price for the all-cash transaction was approximately $25,500,000.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits:

10.1*

Membership Interest, Stock and Asset Purchase Agreement, dated June 15, 2012

99.1

Press Release dated June 18, 2012 announcing the Company’s acquisition of 24 pawnshops in the states of Colorado, Kentucky, Wyoming and Nebraska, and that its existing unsecured bank credit facility has been expanded from $50 million to $100 million

*The annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 20, 2012

FIRST CASH FINANCIAL SERVICES, INC.

(Registrant)

/s/ R. DOUGLAS ORR

R. Douglas Orr

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)